Exhibit 99.6


                                CUSTODY AGREEMENT

      This CUSTODY AGREEMENT (this "Agreement"), dated as of _______ _, 2002, by and among SLC Student Loan Trust-I (the "Issuer"), Bankers Trust Company, as an eligible lender trustee on behalf of the Issuer (the "Eligible Lender Trustee"), Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee") and [Name of Servicer or Sub-Servicer], a [State] corporation (the "Custodian") (collectively, the "Parties").

                             W I T N E S S E T H:

      Whereas, the Issuer and the Eligible Lender Trustee desire to retain and employ the Custodian to act, and the Custodian is willing to act, as custodian of certain Student Loan Notes (as defined below) for the benefit of the Indenture Trustee on behalf of the Noteholders and various other secured parties described in the Indenture (as defined below) (collectively, the "Secured Parties").

      Whereas, the Parties desire to set forth the Custodian's duties as custodian.

      Now, Therefore, in consideration of the premises and the mutual promises set forth herein, the Parties agree as follows:

      1. The Issuer or the Eligible Lender Trustee on behalf of the Issuer or one of their respective affiliates shall, from time to time, deliver to the Custodian certain student loan notes and other related documents (collectively, the "Student Loan Notes"), which such Student Loan Notes shall, from time to time, be (i) transferred and assigned by The Student Loan Corporation to SLC Student Loan Receivables I, Inc. (the "Transferor") or the Eligible Lender Trustee on behalf of the Transferor and by the Transferor or the Eligible Lender Trustee on behalf of the Transferor to the Issuer or the Eligible Lender Trustee on behalf of the Issuer and (ii) transferred by the Issuer or the Eligible Lender Trustee on behalf of the Issuer to the Indenture Trustee in connection with the financing of such Student Loan Notes, as set forth in the Indenture, dated as of _____ _, 2002 (as may be amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, the Indenture Trustee and the Eligible Lender Trustee. The Issuer does hereby retain and employ the Custodian as custodian for the purpose of maintaining an account on the Indenture Trustee's behalf (for the benefit of the Noteholders' and other Secured Parties) and holding therein such Student Loan Notes as shall be received by the Custodian from the Issuer or the Eligible Lender Trustee. The Student Loan Notes will be held by the Custodian in a locked secure place in the offices of the Custodian.

      2. The Custodian shall provide a receipt upon delivery of the Student Loan Notes and will provide a report of any discrepancies to the Issuer and the Indenture Trustee within five (5) business days after delivery.

      3. The Custodian shall not release any Student Loan Notes except with the written consent of the Indenture Trustee (or such other person or persons designated by the Indenture Trustee to the Custodian in writing from time to time). Upon an appropriate receipt of such written instructions for each withdrawal, the Custodian shall deliver the withdrawn Student Loan Notes to the Indenture Trustee (or as otherwise instructed by the Issuer with the written consent of the Indenture Trustee).

      4. No modification of this Agreement shall be valid unless made by written agreement, executed and approved by the Parties hereto. This Agreement may be amended at any time, in such manner as may be mutually agreed upon in writing by the Parties, and may be terminated (i) by the Custodian at any time by delivery of thirty (30) days written notice thereof to the Parties, or (ii) by the Indenture Trustee, upon thirty (30) days written notice to the Parties; whereupon in either case, all Student Loan Notes shall be delivered to the Indenture Trustee (or as otherwise instructed by the Indenture Trustee) upon an appropriate receipt. This Agreement shall not be terminated by the Issuer without the prior written consent of the Indenture Trustee and the Custodian (and in the case of any such termination, all Student Loan Notes shall be delivered to the Indenture Trustee (or as otherwise instructed by the Indenture Trustee)). In any event, this Agreement will terminate upon the termination of the Indenture, whereupon all Student Loan Notes shall be delivered to (or upon the orders of) the Issuer or the Eligible Lender Trustee.

      5. The Custodian may rely absolutely upon the genuineness and authorization of the signature and purported signature of any person reasonably believed by it to be an authorized representative of the Indenture Trustee, upon any instruction, notice, release, request, affidavit, or other document delivered to it (to the extent that the delivery of any such instruction, notice, release, request, affidavit, or other document by such person is permitted or otherwise within the scope of such person's rights or duties as set forth in this Agreement), including without limitation any such document delivered by facsimile transmission.

      6. Each of the Parties hereto hereby agrees that the Custodian will be held harmless from any and all claims, liability, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as custodian, unless caused by its willful misconduct or gross negligence in connection therewith, and the Issuer agrees to indemnify the Custodian against any and all reasonable expenses, including reasonable attorney's fees and the costs of defending any action, suit, or proceeding, or resisting any claim. The Issuer's obligations under this Section 6 shall survive any termination of this Agreement.

      7. The Issuer shall pay compensation to the Custodian for its services hereunder as may be reasonably agreed to from time to time between the Issuer and the Custodian.

      8. Reasonable expenses incurred by the Custodian in connection with its services hereunder shall be paid or reimbursed by the Issuer. Reasonable additional charges may be made by the Custodian for special or extraordinary services, and shall be paid by the Issuer.

      9. All notices and other written communications provided for hereunder shall be in writing and sent by ordinary mail, registered mail, national overnight courier service, email, fax, or delivered by hand, shall be sufficient for the purpose of providing written notice under this Agreement. All such communications must actually be received to be effective. All such communications should be directed to the following addresses:

                        If to the Issuer:

                        SLC Student Loan Trust-I
                        750 Washington Boulevard
                        9th Floor
                        Stamford, CT 06901
                        Attn: ___________________
                        Telephone:  (203)-___-___
                        Facsimile:  (203)-___-___

                        If to the Indenture Trustee:

                        Bankers Trust Company
                        100 Plaza One
                        Jersey City, NJ 07311
                        Attn:  ___________________
                        Telephone:  (201)-___-___
                        Facsimile:  (201)-___-___

                        If to the Eligible Lender Trustee:

                        Bankers Trust Company
                        100 Plaza One
                        Jersey City, NJ 07311
                        Attn:  ___________________
                        Telephone:  (201)-___-___
                        Facsimile:  (201)-___-___

                        If to the Custodian:

                        [Custodian contact information]
                        Attn: ___________________
                        Telephone:
                        Facsimile:

      10. This Agreement shall not be assigned to any party without the written consent of the Parties.

      11. Should any section or part of any section of this Agreement be declared void, invalid, or unenforceable by any court of law for any reason, such determination shall not render void, invalid, or unenforceable any other section or other part of any section of this Agreement.

      12. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

      13. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers and their official seals to be hereunto affixed and attested as of the date first written above.



                                    SLC STUDENT LOAN TRUST-I,
                                          as Issuer


                                    By:   THE STUDENT LOAN CORPORATION,
                                          as Issuer's Administrator


                                      By: ____________________________________
                                          Name:
                                          Title:


                                      BANKERS TRUST COMPANY,
                                          not in its individual capacity but
                                          solely as Eligible Lender Trustee



                                      By: ____________________________________
                                          Name:
                                          Title:


                                      BANKERS TRUST COMPANY,
                                          not in its individual capacity but
                                          solely as Indenture Trustee



                                      By: ____________________________________
                                          Name:
                                          Title:


                                      [Name of Custodian],
                                          as Custodian



                                      By: ____________________________________
                                          Name:
                                          Title: